FINAL TRANSCRIPT

Conference Call Transcript

USS - Q4 2005 U.S. Shipping Partners LP Earnings Conference Call

Event Date/Time: Feb. 07. 2006 / 10:00AM ET

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FINAL TRANSCRIPT

Feb. 07. 2006 / 10:00AM, USS - Q4 2005 U.S. Shipping Partners LP Earnings Conference Call

CORPORATE PARTICIPANTS

Paul Gridley
U.S. Shipping Partners LP - Chairman and CEO

Joe Gehegan
U.S. Shipping Partners LP - President and COO

Al Bergeron
U.S. Shipping Partners LP - CFO

CONFERENCE CALL PARTICIPANTS

John Freeman
Raymond James - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen. Thank you for standing by. And welcome to the U.S. Shipping Partners LP fourth quarter 2005 earnings conference call.

[OPERATOR INSTRUCTIONS]

I would now like to turn the presentation over to your host for today’s conference, Paul Gridley, Chairman and Chief Executive Officer. Please precede, sir.

Paul Gridley  - U.S. Shipping Partners LP - Chairman and CEO

Thank you. Good morning and welcome to U.S. Shipping Partner L.P.’s fourth quarter 2005 earnings conference call. Thank you for joining us today. I’m Paul Gridley, Chairman and CEO, and I have with me today Joe Gehegan, our President and COO, and Al Bergeron, our Chief Financial Officer. Following comments by Joe, Al, and me, we will be available for questions.

I must remind you that our presentation contains forward-looking statements, which include any statements that are not historical fact. These statements involve risk and uncertainties including but not limited to, insufficient cash from operations, a decline in demand, competition in the industry, adverse developments in the marine transportation business, and other factors detailed in our annual report on Form 10-K filed with the SEC. If one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. We disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise, except as required by law.

If you have not received our earnings release and would like to get a copy, you may find it on our web site, www.usslp.com.

First of all, let me say that we are very pleased with our Partnership’s 2005 financial results. And I will let Al Bergeron further elaborate on that in a moment.

During the fourth quarter of 2005 we secured a multi-year time charter agreement for the M/V Houston with Morgan Stanley Capital Group Inc. for operation in the coastwise Jones Act clean petroleum product trade. This vessel began trading in the spot market on October 13, 2005 and will continue to operate in the spot market until its long-term time charter begins later this year.

As we previously disclosed, we also acquired the Sea Venture, a specialized parcel chemical tanker, which is now undergoing a drydocking. The vessel is expected to enter service in the second quarter of this year.

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Feb. 07. 2006 / 10:00AM, USS - Q4 2005 U.S. Shipping Partners LP Earnings Conference Call

We are also pleased to report that our current ATB construction project is progressing on schedule and when delivered at year-end will be added to our chemical fleet, now the largest chemical fleet in the Jones Act.

I will now turn the call over to Joe Gehegan, who will further elaborate on the operational activity of the Partnership. Again, thank you for joining us this morning, and I look forward to answering any questions that you may have at the conclusion of the call.

Joe Gehegan  - U.S. Shipping Partners LP - President and COO

Thanks, Paul. Good morning. The M/V Sea Venture, a 19,000 deadweight specialized oil and chemical parcel tanker, was acquired in November of 2005. The vessel is capable of carrying 20 separate chemical cargos and will complement our existing chemical fleet through increased capacity and scheduling flexibility, resulting in enhanced revenues.

The Sea Venture entered the shipyard on February 6th for approximately 96 days for drydocking, tank coatings, structural steel renewals and special survey. Upon completion of repairs the vessel will enter our chemical business. The cost of the acquisition and dry-docking is approximately $13 million.

The contract with affreightment on the ITB Philadelphia was extended for two years through 2007 at current time charter equivalent (TCE) rates with escalation in the second year. We are currently in the process of extending the time charters on the Baltimore and Groton through 2007 with options for 2008. Both charters were extended at substantially higher freight rates, well in excess of their Hess support levels.

Average time charter equivalent rates for ITBs increased 4% from the fourth quarter of 2004 to the fourth quarter of 2005.

Time charter equivalent rates for the chemical fleet were 18% higher this quarter compared to the fourth quarter of 2004. The increase is the result of rate escalation and backhaul cargos.

Refinery outages together with an unusually warm winter have resulted in major oil companies trying to re-let their time-chartered vessels in the spot market. This in turn has increased vessel waiting time between cargos and depressed rates both the U.S. cross-Gulf and the U.S. Gulf to West Coast. We believe this to be a short-term condition, which will be corrected with the reactivation of the refineries in the first and second quarter of this year.

The ITBs New York and Jacksonville completed dry dock in the 4th quarter of 2005 on budget. In 2006 we will place 4 vessels in drydock, the ITB Groton, ITB Mobile, the M/V Charleston, and the Chemical Pioneer, versus 2 in 2005.

The ATB modules and components were successfully transferred from Senesco’s Rhode Island facility to the graving dock at Sparrows Point in Baltimore in December. The modules are currently being positioned and prepared for assembly in the graving dock. The unit is scheduled for delivery in December 2006.

I’ll now turn the balance of the presentation over to Al Bergeron.

Al Bergeron  - U.S. Shipping Partners LP - CFO

Thank you, Joe. On Friday we announced our 2005 annual financial results. I’m pleased to report that the Partnership exceeded its 2005 forecast as published in its registration statement dated October 29, 2004, filed in connection with the initial public offering.

For the year ended December 31, 2005, the Partnership’s net income of $18.1 million exceeded forecasts by $1.9 million. Distributable cash flow was $26.3 million and coverage was 1.04, compared to $25.6 million and 1.01 in our forecast, respectively. These favorable variances are attributable to the addition of the Houston, lower net interest expense, and a reduction in vessel operating expenses.

Comparing 2005 to prior year, net income was $16.6 million greater than 2004 due to an increase in operating income and a decrease in interest expense. Additionally, during 2004, the Partnership incurred a $6.4 million loss on debt extinguishment related to its 2 refinancings in April and November.

Operating income increased $22.8 million in 2005 from $20.6 million in 2004 as a result of increased net voyage revenue of $5.4 million. The addition of the Houston coupled with the full year of service for the Charleston and an increase in time charter equivalent rates contributed to this increase.

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Feb. 07. 2006 / 10:00AM, USS - Q4 2005 U.S. Shipping Partners LP Earnings Conference Call

These increases were partially offset by additional vessel operating expenses related to the Houston and Charleston as well as increased crew costs and insurance expense.

The decrease in interest expense for the year ended December 31, 2005 was due to lower average debt balance resulting from repayment of $93.8 million of debt in November 2004 concurrent with the closing of our initial public offering.

Net income for the fourth quarter 2005 was $1.1 million compared to a $6 million loss during the fourth quarter 2004. In 2004 the Partnership incurred a $3.2 million charge for loss on debt extinguishment and a $3.2 million tax charge related to the conversion of its subsidiary to a corporation. Operating income for the fourth quarter 2005 was $2.4 million, an increase of $400,000 from the fourth quarter 2004.

Net voyage revenues for the fourth quarter 2005 were $25.8 million compared to $27.0 million in 2004. The decrease of $1.3 million is primarily related to scheduled drydockings for the New York and Jacksonville, which were out of service for a total of 120 days during the quarter. This decrease is offset by $2.6 million of net voyage revenue from the Houston and an increase in average time charter equivalent rates.

EBITDA, which is earnings before interest, taxes, depreciation and amortization, for the quarter ended December 31, 2005 was $9.6 million compared to $5.0 million for the quarter ending December 31, 2004. The increase was primarily due to the increase in operating income during the quarter coupled with the non-recurring 2004 loss on debt extinguishment.

Our cash distribution for the fourth quarter, as declared by our Board of Directors, will be $6.3 million or $0.45 per unit. The distribution is payable on February 15th to unitholders of record on February 10th.

In closing, based on our current fleet employment and our strong customer base, as well as our two new vessels acquired in 2005, we believe we are well positioned to achieve solid results in 2006. I would like to turn the call over to the moderator for questions.

QUESTION AND ANSWER

Operator

Thank you, sir.

[OPERATOR INSTRUCTIONS]

And sir, we have a question from the line of John Freeman with Raymond James.

John Freeman  - Raymond James - Analyst

Good afternoon, guys.

Paul Gridley  - U.S. Shipping Partners LP - Chairman and CEO

Good afternoon, John.

John Freeman  - Raymond James - Analyst

Last quarter, you all mentioned that in the Jones Act coastline business there were roughly about two or three ships in the spot market at that time out of roughly 50 ships. Can you comment on the impact of these refinery outages and the warm winter? Has that increased that spot market noticeably?

Joe Gehegan  - U.S. Shipping Partners LP - President and COO

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Feb. 07. 2006 / 10:00AM, USS - Q4 2005 U.S. Shipping Partners LP Earnings Conference Call

Yes, John. It’s anywhere from to seven to eight ships in the spot market at the end of the year. It’s starting to thin out a little bit right now. And as I indicated, once these refineries go back on stream in the first and second quarter of this year, we believe that the spot market will again get down to one or two or three ships at any given time in the spot market right now.

Paul Gridley  - U.S. Shipping Partners LP - Chairman and CEO

Another big influence on that, John, is the Texas City refinery of BP, which is about a 450,000 barrel a day refinery that has been completely shut down since the hurricanes, and there is talk that it will be restarted in the second quarter. But BP has not formally announced when that refinery will be started up. And as you know, that’s a very, very large refinery on the Gulf Coast which is customarily a major user of vessels is completely out of service right now.

John Freeman  - Raymond James - Analyst

Thank you. That’s helpful. One other bigger picture question in regards to fleet expansion, if you could comment maybe just on either in the acquisition arena first, if you’ve seen multiples starting to be bid up?

And secondly, maybe just on the new build front, how much cost pressure there has been on that side? Obviously with the most recent ATB you all are building, cost ended up being a little bit higher than originally expected on that one. Just in general, if you can talk about the trends in the market.

Paul Gridley  - U.S. Shipping Partners LP - Chairman and CEO

Sure. Let me, I think you have a two-part question there. As far as rates are concerned, which I think was the first. Could you just repeat the first part of your --

Joe Gehegan  - U.S. Shipping Partners LP - President and COO

Multiples.

Paul Gridley  - U.S. Shipping Partners LP - Chairman and CEO

Multiples. Sorry, prices on acquisitions. I think we are very pleased with the multiple we paid for the Sea Venture. It was roughly in line with the multiple we paid for other existing vessels we’ve bought, in the three to four times EBITDA range. And we believe that we still have an opportunity to buy selected vessels and add them to our fleet, at favorable multiples.

I think it’s fair to say that multiples in general in the U.S. market and certainly multiples paid by MLPs have been trending higher. One of the things we like about our sector is that, generally speaking, we believe that acquisition multiples are substantially lower in this sector than they are, in say, the pipeline MLP sector. One of the reasons for this is that there are fewer MLPs bidding for them. I hope that addresses that issue. We obviously continue to look for acquisitions in addition to organic growth through fleet expansion.

As far as the cost of ATB is concerned, the ATB new building prices have trended substantially higher and there are really two main reasons for that. The principle reason is the hurricane disruptions, which caused substantial both damage to the Gulf Coast yards and also loss of qualified personnel or increased cost of welders, other kinds of personnel, due to competition from FEMA for those skilled laborers has resulted in substantial upward cost pressure.

There has also been substantial upward pressure on major components for ATBs, such as engines, due to worldwide boom in manufacturing generally. So, yes, we have seen upward pressure on the ATB prices. However, it is also fair to say that we believe that the push for quality among the major oil companies is such that charter rates will rise sufficiently to offset those increases in prices and still allow us good multiples on additional ATBs.

John Freeman  - Raymond James - Analyst

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FINAL TRANSCRIPT

Feb. 07. 2006 / 10:00AM, USS - Q4 2005 U.S. Shipping Partners LP Earnings Conference Call

That’s very helpful. Thanks. That’s all I had, guys.

Paul Gridley  - U.S. Shipping Partners LP - Chairman and CEO

You’re very welcome.

Operator

[OPERATOR INSTRUCTIONS]

And sir, we have no further questions at this time. Back over to the group for any further comments.

Paul Gridley  - U.S. Shipping Partners LP - Chairman and CEO

We would like to thank everyone for taking the time to spend with us this morning on the call. And we look forward to speaking with you on our next conference call in May. Thank you very much and good day.

Operator

Ladies and gentlemen, we thank you for your participation in today’s conference. This concludes your presentation and you may now disconnect.

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